Exhibt 3.25

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

SYLVAN LEARNING SYSTEMS INTERNATIONAL, LTD.

A corporation organized and under and by virtue of the General

Corporation Law of the State of Delaware

It is hereby certified that:

1.              By joint written consent of all of the members of the Board of Directors and the solo stockholder of the Corporation dated June 9, 2004, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, pursuant to which the directors and sole stockholder of the Corporation declared said amendment to be advisable and approved said amendment.

2.              The resolution setting forth the proposed amendment is as follows: “RESOLVED,that the Certificate of Incorporation of this corporation be amended by changing Article First thereof to read “The name of the Corporation is: Laureate Education International, Ltd.”

3.              Said amendment was duly adopted in accordance with the provisions of Section 242 of the, General Corporation Law of the State of Delaware.

4.              The capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Sylvan Learning Systems International, Ltd. has captured this certificate to be signed by is Vice President on this 9th day of June, 2004.

/s/ Robert W. Zentz
Name:	Robert W. Zentz
Title:	Vice President

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

SYLVAN INTERNATIONAL LEARNING SYSTEMS, LTD.

It is certified that:

1.                 The name of the corporation (hereinafter called the “corporation”) is SYLVAN INTERNATIONAL LEARNING SYSTEMS, LTD.

2.                 The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of such Article the following new Article:

“First: The name of the corporation (hereinafter called the “corporation”) is SYLVAN LEARNING SYSTEMS INTERNATIONAL, LTD.”

3.                 The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of sections 228, 141 and 242 of the General Corporation Law of the State of Delaware.

Dated: October 6, 1994

SYLVAN INTERNATIONAL LEARNING SYSTEMS, LTD.

By:	/s/ Joseph Rubin, Assistant Secretary
Joseph Rubin, Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

SYLVAN INTERNATIONAL LEARNING SYSTEMS, LTD.

The undersigning, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplement thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:        The name of the corporation (hereinafter called the “corporation”) is SYLVAN INTERNATIONAL LEARNING SYSTEMS, LTD.

SECOND:   The address, including street, number, city, and county of the registered office of the corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD:      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is two hundred, all of which are without par value. All such shares are of one class are share of Common Stock.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issues by reason of any increase of authorized capital stock of any class of the corporation, or bonds certificates of indebtedness, debentures, or other securities convertible into stock of any class of the corporation, or carrying any right to purchase stock of any class of the corporation, but any such unissued stock or any such additional authorized issues of any stock or of other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associates, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

FIFTH:       The name and the mailing address of the incorporator are as follows:

NAME:	MAILING ADDRESS
Athena Amaxas
15 Columbus Circle
New York, N.Y. 10023-7773

SIXTH:       The corporation is to have perpetual existence.

SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditors or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under provisions of §279 of Title 8 of Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangements and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be it is further provided:

1.              The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to win the total numbers of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.              After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provision of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision of the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.  Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provision of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of (2) of subsection (b) of §242 of the General Corporation Law of the State of Delaware shall otherwise require: provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provision of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH:  The corporation shall, to the fullest extent permitted by the provisions of §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw agreement, vote of stockholders or disinterested directions or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefits of the heirs, executors, and administrators of such person.

ELEVENTH:             From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force maybe added or inserted in the manner and at the time prescribed by the said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of the Article ELEVENTH.

Signed on October 5, 1994

/s/ Athena Amaxas
Incorporator